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                                                                       EXHIBIT A


                                ARIEL GROWTH FUND
                                  (Name Change)

The undersigned, being a majority of the Trustees of Ariel Growth Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Article I,
Section 1 of the Declaration of Trust of the Trust dated August 1, 1986, as amended (the "Declaration"), do hereby change the name of the Trust to:

                             ARIEL INVESTMENT TRUST

Such name change to be effective as of November 9, 2001, and all references to the name of the Trust in the Declaration of Trust are hereby changed accordingly as of such date.

IN WITNESS WHEREOF, the undersigned have executed this document as of this 6th day of November, 2001.





------------------------                   -----------------------
Bert N. Mitchell, CPA                      Mario L. Baeza, Esq.


/s/ James W. Compton                       /s/ William C. Dietrich, CPA
--------------------                       ----------------------------
James W. Compton                           William C. Dietrich, CPA


/s/ Royce N. Flippin, Jr.
-------------------------                  --------------------------
Royce N. Flippin, Jr.                      John G. Guffey, Jr.


/s/ Mellody L. Hobson                      /s/ Christopher G. Kennedy
---------------------                      --------------------------
Mellody L. Hobson                          Christopher G. Kennedy


/s/ Eric T. McKissack, CFA                 /s/ John W. Rogers, Jr.
--------------------------                 -----------------------
Eric T. McKissack, CFA                     John W. Rogers, Jr.